Exhibit 99.1

RM ADVISER, LLC

REALTYMOGUL®

Income REIT

1H 2026



RealtyMogul Income REIT

RealtyMogul Income REIT is a non-traded REIT, focused on providing quarterly income to investors through debt and equity investments in a diversified pool of commercial real estate property types, including multifamily, retail, industrial, and office.

KEY OBJECTIVES*

To pay attractive and consistent cash distributions on a quarterly basis;

To preserve, protect, increase, and return your capital contribution; and

To create a portfolio of diversified commercial real estate investments.

RM ADVISER, LLC

*There is no guarantee that we will achieve our objectives.

The use of the terms "RealtyMogul Income REIT," "Income REIT," the "Company," "we," or "our" in this presentation refers to RealtyMogul Income REIT, Inc., unless the context indicates otherwise.

RealtyMogul Income REIT

TOTAL ASSET VALUE[1]	TOTAL SQUARE FOOTAGE[2]	NUMBER OF REAL ESTATE INVESTMENTS[2]
$479M	2,553,238	16

DISTRIBUTION FREQUENCY[3]	TAX REPORTING FORM
QUARTERLY	1099-DIV

*All data as of March 31, 2026 unless otherwise specified and not inclusive of the sale of Minnehaha Meadows, Roosevelt Commons, and Edison Apartments which occurred on August 20, 2026.

1 Aggregate value of properties owned by RealtyMogul Income REIT, Inc. based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value ("NAV") per share is based pursuant to our valuation policies provided, however, the value of properties underlying investments acquired or sold since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. The aggregate value of the properties underlying loans made by RealtyMogul Income REIT, Inc. is based on independent appraisals dated within six months of the original acquisition dates by RM Adviser, LLC ("RM Adviser" or the "Manager"), RM Investor, LLC or RealtyMogul Commercial Capital, Co., as applicable. As with any methodology used to estimate value, the methodology employed by our affiliates' internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the "Description of Our Common Stock – Valuation Policies" section of our Offering Circular.

2 As of July 31, 2026.

3 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, and the board of directors may declare lower distributions or no distributions at all for any given period.

Portfolio Statistics[4]

PROPERTY TYPES


OFFICE
16%
INDUSTRIAL
6%
MIXED-USE
13%
MULTIFAMILY
62%
RETAIL
3%

GEOGRAPHIC REGION


SOUTH
14%
WEST
13%
MIDWEST
52%
EAST
21%

INVESTMENT TYPES

JOINT VENTURE 97%   PREFERRED EQUITY 3%

RM ADVISER, LLC

4 Based on the then-current outstanding real estate investment amounts as of July 31, 2026.

Views From Management

As we close out the first half of 2026, we want to share our view of the current portfolio, recent developments, and our approach for the period ahead.

Portfolio Profile and Performance

Over the past several years, net asset value ("NAV") has declined to $6.85 per share. We recognize that this decline has been disappointing for investors. Although the challenging macroeconomic conditions and weakness in the multifamily real estate sector have affected the broader market, we understand that investors ultimately evaluate us based on portfolio performance and capital preservation. Accordingly, our current priorities are protecting the value of the remaining assets, maintaining appropriate liquidity, and positioning the REIT to benefit from changing market conditions.

As mentioned in prior communications, the decline in NAV primarily reflects the performance of our real estate investments amid persistent macroeconomic and sector-specific challenges.

In response, we have and continue to be focused on asset management and capital preservation. We worked through challenges at several assets, including:

Views From Management

(cont.)

- Kings Landing: Refinanced floating rate debt with fixed-rate agency debt and preferred equity financing to provide more time to stabilize the asset;
- Columbus Office Portfolio: Sold one property in the portfolio to partially repay the loan; and
- The Hamptons: Sold this property in light of significant anticipated capital requirements, allowing the REIT to recoup most of its invested equity.

Although these developments have generally reduced NAV, they have also sharpened our focus on capital preservation, balance sheet management, and disciplined portfolio repositioning.

Consistent with our 2026 mandate, we recently sold Minnehaha Meadows, Roosevelt Commons, and Edison Apartments, effective as of August 20, 2026. After evaluating the potential local and state legislative changes, risk profiles, an outlook relative to other opportunities that may be available to the REIT, we concluded that continuing to hold these assets was not expected to produce an attractive risk-adjusted return on a relative basis. As a result, we determined that selling these assets was the best option available to the REIT, enabling us to exit this portfolio of assets where we believe the market headwinds and future asset level performance create uncertainty and risk regarding future property valuations, and redeploy proceeds into opportunities better aligned with our long-term strategy and return objectives.

Views From Management

(cont.)

2026 Developments

Our strategy entering 2026 has been to stabilize the REIT and position it for long-term performan This includes selectively selling assets whose expected long-term returns no longer justify the risks opportunity costs of continued ownership, actively managing portfolio-level cash, and, over time, pursuing acquisition targets with greater relative risk-adjusted returns and which better align with income and appreciation objectives.

Management regularly evaluates current and projected liquidity, and the reconstituted board has brought additional perspective to that analysis. Certain assets have required additional capital, wh share repurchase requests have exceeded the annual limits under the share repurchase program a consequently have been fulfilled on a pro rata basis. In light of these competing demands on portf level cash, management recommended, and the board approved, the suspension of the share repurchase program to support the REIT's stabilization strategy and preserve liquidity.

The persistent macroeconomic challenges straining portfolio-level cash and causing increased vol of property-level cash-flow have also impacted the REIT's distributions. In response to these challenges, effective in December 2025, the board made two related adjustments. First, the REIT moved from a monthly to a quarterly distribution cadence. Second, the board is expected to evalu and set distributions at a level intended to increase and preserve the REIT's liquidity and financial flexibility.

Views From Management
(cont.)

To that end, the board approved distributions at an annualized rate of 3.0% for the first quarter and 1.5% for the second quarter. While this rate may be adjusted from quarter to quarter, the objective is to distribute at a level that can be sustained through the stabilization period, with the goal of increasing distributions as the portfolio stabilizes.

We recognize this is a difficult development for investors, but we believe it is the more prudent approach in the current environment.

The suspension of the share repurchase program and the change to the cadence of distributions are intended to preserve liquidity, provide greater control over capital allocation, and protect the long-term interests of all stockholders.

Views From Management
(cont.)

The Period Ahead

We understand that the changes implemented during the first half of 2026 have been challenging. Stabilizing the REIT remains our primary focus. Although we remain optimistic about the portfolio's long-term position, market conditions and other meaningful factors outside our control may continue to affect performance.

Thank you for your continued partnership, patience, and confidence in Income REIT.

Geography



16
Real Estate Investments

15 JOINT VENTURES | 1 PREFERRED EQUITY INVESTMENT

UNDERLYING REAL ESTATE
SPREAD ACROSS NINE STATES

Investment History[5]

INVESTMENT TYPE


11%
PREFERRED EQUITY
4%
SUBORDINATED DEBT
9%
SENIOR DEBT
9%
MEZZANINE DEBT
67%
JV EQUITY

PRODUCT TYPE


2%
FLEX
3%
INDUSTRIAL
2%
SELF-STORAGE
11%
RETAIL
51%
MULTIFAMILY
31%
OFFICE

Since inception in August 2016, Income REIT has made 42 real estate investments, totaling over $174 million. To date, 26 of these investments have gone full cycle, totaling over $76 million in principal investment value returned.

5 Based on all historical real estate investments acquired by RealtyMogul Income REIT from inception on August 12, 2016 through July 31, 2026.

Distributions



DISTRIBUTIONS

1.5% Quarterly Distributions

declared during Q2 2026 equated to a 1.5% on an annualized basis based upon net asset value.[6]

In 2025, 100% of our distributions were classified as capital gains distributions, which are taxable at the capital gains rate in certain instances. The classification of our distributions as capital gains distributions is due to the sales of La Privada and Hamptons in our portfolio.[6]

RM ADVISER, LLC

6 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, no guarantee that any such distributions will be classified as capital gains and the board of directors may declare lower distributions or no distributions at all for any given period. Each stockholder’s tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice.

Occupancy

AVERAGE QUARTERLY Occupancy Rates

25Q2	91.2%
25Q3	92.4%
25Q4	91.8%
26Q1	92.1%

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes debt and preferred equity investments.

Current Multifamily Renovation Projects

26Q1

PROPERTY	UNITS RENOVATED	TOTAL UNITS TO BE RENOVATED	PERCENT COMPLETE	AVERAGE INCREASE (LEASED UNITS)	RENT INCREASE OVER PRIOR RENTS
POHLIG	27	28	96.4%	$205/MONTH	16.2%
TURTLE CREEK	89	96	92.7%	$146/MONTH	10.9%
KINGS LANDING	112	152	73.7%	$307/MONTH	20.4%
BENTLEY APT	119	138	86.2%	$214/MONTH	16.8%
HAVERFORD PLACE	127	160	79.4%	$289/MONTH	25.2%
223 E TOWN	70	84	83.3%	$50/MONTH	3.3%
TOTAL/WEIGHTED AVERAGE	**544**	**658**	**82.7%**	**$218/MONTH**	**16.8%**








Investment Activity

CURRENT PORTFOLIO OVERVIEW[7]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	INTEREST RATE
TEXAS RETAIL PORTFOLIO[8]	MULTIPLE LOCATIONS, TX	7/18/17	RETAIL	PREFERRED EQUITY	$2,764,738	14.00%
COLUMBUS OFFICE PORTFOLIO	COLUMBUS, OH	11/5/19	OFFICE	JV EQUITY	$7,826,619	N/A
POHLIG BOX FACTORY & SUPERIOR WAREHOUSE	RICHMOND, VA	2/19/20	MULTIFAMILY	JV EQUITY	$7,574,307	N/A
TURTLE CREEK	FENTON, MO	1/28/21	MULTIFAMILY	JV EQUITY	$6,000,000	N/A
KINGS LANDING[9]	CREVE COEUR, MO	7/28/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	$11,609,066	N/A
MINNEHAHA MEADOWS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,355,018	N/A
ROOSEVELT COMMONS	VANCOUVER, WA	9/20/21	MULTIFAMILY	JV EQUITY	$3,209,112	N/A
BENTLEY APARTMENTS	GROVE CITY, OH	10/13/21	MULTIFAMILY	JV EQUITY	$8,000,000	N/A
HAVERFORD PLACE	GEORGETOWN, KY	2/2/22	MULTIFAMILY	JV EQUITY	$9,000,000	N/A
EDISON APARTMENTS	GRESHAM, OR	3/30/22	MULTIFAMILY	JV EQUITY	$5,500,000	N/A
COLUMBIA SQUARE	CINCINNATI, OH	8/23/22	MIXED-USE	JV EQUITY	$4,000,000	N/A
ACROPOLIS	BEAVERCREEK, OH	6/9/23	OFFICE	JV EQUITY	$7,700,000	N/A

CHART CONTINUES ON NEXT PAGE

7 All data as of July 31, 2026 unless otherwise specified and not inclusive of the sale of Minnehaha Meadows, Roosevelt Commons, and Edison Apartments which occurred on August 20, 2026. All preferred equity investments are performing and paid current as of July 31, 2026.
8 On August 6, 2025 the Preferred Equity position was partially paid down from $3,325,000 to $2,764,738.
9 On June 16, 2023, August 29, 2024, and September 16, 2024, we made member loans to the joint venture entity in the amounts of $291,566, $3,200,000, and $117,500, respectively. The member loans described above have priority over distributions to Kings Landing Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity.

Investment Activity

CURRENT PORTFOLIO OVERVIEW[7]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	INTEREST RATE
223 E TOWN APARTMENTS	COLUMBUS, OH	3/5/24	MULTIFAMILY	JV EQUITY	$4,500,000	N/A
FEDEX GROUND KY	LOUISVILLE, KY	9/17/25	INDUSTRIAL	JV EQUITY	$3,717,489	N/A
FEDEX GROUND TN	CHATTANOOGA, TN	9/17/25	INDUSTRIAL	JV EQUITY	$2,282,511	N/A
TRUIST PLAZA	ORLANDO, FL	1/28/26	MIXED-USE	JV EQUITY	$8,000,000	N/A
TOTAL					**$95,038,860**	

Investment Activity

HISTORICAL INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
CALIFORNIA SELF STORAGE FACILITY	GARDEN GROVE, CA	8/19/16	SELF-STORAGE	MEZZANINE DEBT	$3,915,000	3/29/17
HANFORD RETAIL CENTER	HANFORD, CA	3/31/17	RETAIL	SENIOR DEBT	$1,900,000	12/12/17
WYCKOFF AVENUE APARTMENTS	BROOKLYN, NY	6/20/17	MULTIFAMILY	JUNIOR PARTICIPATION	$1,350,000	6/13/18
ANIMAS FLEX	WEST CHESTER, PA	1/11/17	FLEX	PREFERRED EQUITY	$1,460,525	9/18/18
JADAK HQ	SYRACUSE, NY	6/28/17	FLEX	PREFERRED EQUITY	$1,500,000	6/3/19
CROSSROADS SOUTH	JONESBORO, GA	8/3/17	RETAIL	PREFERRED EQUITY	$1,250,000	6/24/19
CORONA MARKETPLACE	CORONA, CA	8/17/17	RETAIL	MEZZANINE DEBT	$3,549,300	7/2/19
ORANGE TREE VILLAGE	TUCSON, AZ	4/23/18	MULTIFAMILY	PREFERRED EQUITY	$2,275,000	7/16/19
NORTHSIDE AT JOHNS CREEK	SUWANEE, GA	6/20/17	OFFICE	SUBORDINATED DEBT	$1,500,000	8/30/19
PARKWAY PLAZA	SAN ANTONIO, TX	2/17/17	OFFICE	MEZZANINE DEBT	$3,400,000	12/30/19
HARBOR HILLS PLAZA	LA HABRA, CA	3/16/18	RETAIL	PREFERRED EQUITY	$1,900,000	1/31/19
378 MOSS STREET	CHULA VISTA, CA	11/15/17	MULTIFAMILY	SENIOR DEBT	$4,490,000	2/6/20
RIVERSIDE OFFICE PORTFOLIO	RIVERSIDE, CA	10/22/18	OFFICE	MEZZANINE DEBT	$2,500,000	3/6/20
NAUGATUCK VALLEY SHOPPING CENTER	WATERBURY, CA	10/23/18	RETAIL	PREFERRED EQUITY	$3,000,000	3/16/20

CHART CONTINUES ON NEXT PAGE

Investment Activity

HISTORICAL INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
ASHLAN PARK SHOPPING CENTER	FRESNO, CA	11/19/2018	RETAIL	SUBORDINATED DEBT	$3,600,000	4/17/20
AMERIGROUP HQ	VIRGINA BEACH, VA	5/21/2018	OFFICE	PREFFERED EQUITY	$1,700,000	6/9/20
2395 29TH AVE	SAN FRANCISCO, CA	2/16/18	MULTIFAMILY	SENIOR DEBT	$4,750,000	7/29/20
PORTLAND OFFICE	PORTLAND, OR	11/27/18	OFFICE	SENIOR DEBT	$3,950,000	10/15/20
PENSACOLA MARKETPLACE	PENSACOLA, FL	6/12/17	RETAIL	MEZZANINE DEBT	$1,125,000	3/31/21
SYNCHRONY FINANCIAL OFFICE	CANTON, OH	8/19/16	OFFICE	PREFERRED EQUITY	$2,000,000	6/25/21
NV ENERGY NNN	LAS VEGAS, NV	7/9/20	OFFICE	JV EQUITY	$6,000,000	12/31/21
HIGHLAND PLACE	CENTENNIAL, CO	3/22/17	OFFICE	MEZZANINE DEBT	$2,300,000	2/16/22
SHILOH PLACE APARTMENTS	PLANO, TX	11/18/20	MULTIFAMILY	PREFERRED EQUITY	$2,323,030	5/18/22
LA PRIVADA	EL PASO, TX	5/31/19	MULTIFAMILY	JV EQUITY	$4,748,228	3/20/25
THE HAMPTONS APARTMENTS	VIRGINIA BEACH, VA	10/9/19	MULTIFAMILY	JV EQUITY	$10,452,966	11/18/25
LUBBOCK MEDICAL OFFICE BUILDING	LUBBOCK, TX	6/26/20	MEDICAL OFFICE	JV EQUITY	$2,926,477	1/6/26
TOTAL					**$79,865,526**	

Investment Updates

TEXAS RETAIL PORTFOLIO


BUFFALO
WILD WINGS

LOCATION:
MULTIPLE LOCATIONS, TX

PROPERTY TYPE:
RETAIL

INVESTMENT AMOUNT:
$2,764,738

INVESTMENT TYPE:
PREFERRED EQUITY

ACQUISITION DATE:
7/18/2017

MATURITY DATE:
7/6/2027

BUSINESS PLAN:
The borrower used the proceeds of the investment to refinance another loan and fund escrows and closing costs.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q1 at 98%, and the borrower is current on its interest payments as of March 2026.

COLUMBUS OFFICE PORTFOLIO



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,826,619

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
11/5/2019

BUSINESS PLAN:
Acquire a highly occupied office portfolio, perform capital improvements and execute a lease-up strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q1 at 74%. The loan on the property matured in December 2025, and the real estate company is working with the lender on a resolution. In December 2025, in conjunction with the loan workout, the 855 Grandview property was sold and the proceeds were used primarily to pay down the senior loan. We do not believe there is any equity value remaining in this deal, and proceeds from any future sale of 500 S Front are expected to pay down the senior loan and property obligations.

Investment Updates

POHLIG BOX FACTORY & SUPERIOR WAREHOUSE


POHLIG BROS
MANUFACTURERS

LOCATION:
RICHMOND, VA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$7,574,307

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/19/2020

BUSINESS PLAN:
Acquire and renovate a Class A- two-property, mixed-use apartment community.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q1 at 88%. At the Pohlig Box Factory property, the real estate company is performing regular unit turns. At the Superior Warehouse property, the real estate company is performing full unit renovations, and as of March 2026, 27 of the 28 units were renovated. Of those 27 units, all have been leased at an average premium of $205/month, or 16% over prior rents. The remaining unit has not been renovated but is achieving post-renovation rents. Exterior capital projects have been completed, which included improvements to the roofs, courtyard, hallways and lobby.

TURTLE CREEK



LOCATION:
FENTON, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$6,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
1/27/2021

BUSINESS PLAN:
Acquire a multifamily apartment community with potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 97%. As of March 2026, 89 of the 96 classic units have been renovated since acquisition. Of those 89 units, 88 have been leased at an average premium of $146/month, or 10% over prior rents, and unit renovation costs have been below budget. Signage, pergola, benches, grills, landscaping, parking lot, stairwell restoration, and pool work have been completed.

Investment Updates

KINGS LANDING


POKE MUNCH

LOCATION:
CREVE COEUR, MO

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$11,609,066

INVESTMENT TYPE:
MEMBER LOAN/ JOINT VENTURE EQUITY

ACQUISITION DATE:
7/28/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 92%. As of March 2026, 112 of the 152 units have been renovated since acquisition. Of those 112 units, 111 have been leased at an average premium of $307/month, or 20% over prior rents. Exterior paint/repairs, asphalt/concrete work, fitness center, interior hallway improvements, clubhouse, amenity space, roof repairs, exterior concrete work, landscaping, and drainage work have been completed.

MINNEHAHA MEADOWS



LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,355,018

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 92%. New property signage, BBQ area, package lockers, playground equipment installation, fence work, maintenance shed installation, and pet stations have been completed. The sale of Minnehaha Meadows was completed on August 20, 2026.

Investment Updates

ROOSEVELT COMMONS



LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,209,112

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/20/2021

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 94%. Pet stations, BBQ area, package lockers, walking path, and signage work have been completed. The sale of Roosevelt Commons was completed on August 20, 2026.

BENTLEY APARTMENTS



LOCATION:
GROVE CITY, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$8,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
10/13/2021

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 96%. As of March 2026, 119 of the 138 units have been renovated since acquisition. Of those 119 units, all have been leased at an average premium of $214/month, or 16% over prior rents. The dog park, pool furniture installation, storage shed, landscaping and drainage, and shoring work on the property's structures have been completed.

Investment Updates

HAVERFORD PLACE



LOCATION:
GEORGETOWN, KY

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$9,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
2/2/2022

BUSINESS PLAN:
Acquire and renovate a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 91%. As of March 2026, 127 of the 160 units have been renovated since acquisition. Of those 127 units, all have been leased at an average premium of $289/month, or 25% over prior rents. The pool renovation, enhanced dog park, additional signage, fitness center, BBQ area, clubhouse/business center, and playground have been completed.

EDISON APARTMENTS



LOCATION:
GRESHAM, OR

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/30/2022

BUSINESS PLAN:
Acquire a highly occupied multifamily apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 92%. The wood re-staining, pergola, benches, grills, package lockers, signage, and dog park have been completed. The sale of Edison Apartments was completed on August 20, 2026.

Investment Updates

COLUMBIA SQUARE



LOCATION:
CINCINNATI, OH

PROPERTY TYPE:
MIXED-USE

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
8/23/2022

BUSINESS PLAN:
Acquire a highly occupied mixed-use asset consisting of an office property and retail center, perform capital improvements and execute a lease-renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q1 at 89%. The real estate company has completed improvements to refresh and modernize the first and second floor lobbies, added irrigation to grass areas, and replaced HVAC units.

ACROPOLIS


ACROPOLIS

LOCATION:
BEAVERCREEK, OH

PROPERTY TYPE:
OFFICE

INVESTMENT AMOUNT:
$7,700,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/9/2023

BUSINESS PLAN:
Acquire a highly occupied office portfolio adjacent to one of the largest U.S. Air Force Bases, perform capital improvements and execute a lease renewal strategy.

ASSET MANAGEMENT UPDATE:
Portfolio occupancy ended Q1 at 89%. The property is in the process of completing tenant improvements for a number of tenants and completed HVAC replacements in 2025.

Investment Updates

223 E TOWN



LOCATION:
COLUMBUS, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/5/2024

BUSINESS PLAN:
Acquire a multifamily apartment community with the potential for steady cash flow.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 96%. As of March 2026, 70 of the 84 units have been renovated since acquisition. Of those 70 units, 68 have been leased at an average premium of $50/month, or 3% over prior rents. The renovation plan includes new backsplashes, updated kitchen and bathroom fixtures, and home technology package installations, which renovations have been completed under budget to date.

FEDEX GROUND KY



LOCATION:
LOUISVILLE, KY

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$3,717,489

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 100% by a credit tenant, FedEx Ground through September 2030. As of March 2026, the tenant is current on its rent.

Investment Updates

FEDEX GROUND TN



LOCATION:
CHATTANOOGA, TN

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$2,282,511

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 100% by a credit tenant, FedEx Ground through January 2032. As of March 2026, the tenant is current on its rent.

TRUIST PLAZA


TRUIST

LOCATION:
ORLANDO, FL

PROPERTY TYPE:
MIXED-USE

INVESTMENT AMOUNT:
$8,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
1/28/2026

BUSINESS PLAN:
Acquire a highly occupied mixed-use building, lease up the remaining vacant spaces, and mark to market current leases as they come due..

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 91%.

Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i the price at which our shares would trade on a national securities exchange, (ii the amount per share a stockholder would obtain if he, she or it tried to sell his, her or its shares or (iii the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On June 1, 2026, we announced that our NAV per share is $6.85, as of March 31, 2026. Accordingly, effective June 1, 2026, the offering price per share is $6.85. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price Per Share (As of 6/1/26)*
$6.85

NAV Per Share (As of 3/31/26)
$6.85

Summary of Risks

Investing in RealtyMogul Income REIT's common stock is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Income REIT's investments may be limited in assets or concentrated in a geographic region posing additional risks from natural disasters, economic downturns, and competition from other properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of directors may in the future declare lower distributions or no distributions at all for any given period. While the board of directors is under no obligation to do so, the annualized distribution rate assumes that the board of directors will declare quarterly distributions in the future similar to the distribution disclosed herein.

RM Adviser, LLC, a wholly owned subsidiary of RM Investor, LLC is an SEC-registered investment adviser providing investment management services to the Income REIT. This is not an offer to sell or the solicitation of an offer to buy any security, which only can be made through official offering documents that contain important information about risks, fees and expenses. Past performance is not indicative of future results. Investment information contained herein has been secured from sources RM Investor, LLC believes are reliable, but we make no representations or warranties as to the accuracy of such information and accept no liability. We suggest that you consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity.

This report is for informational and educational purposes only and is not intended to be relied on to make any investment decisions. This report expresses the views of the author as of the date of writing and are subject to change due to market conditions and without notice.

Certain information contained herein constitutes forward-looking statements (including projections, targets, hypotheticals, ratios, estimates, returns, performance, opinions, activity and other events contained or referenced herein), which can be identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or other variations (or the negatives thereof) thereof, including, but not limited to, statements relating to expected rates of return provided to investors; changes in economic conditions generally and the real estate market specifically; and changes in business conditions and the market value of our assets. Due to various risks, assumptions, uncertainties and actual events, including those discussed herein and in the respective analyses, actual results, returns or performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, you should not rely on such forward-looking statements in making any investment decisions.

Risk Factors

Investing in the Company's common stock is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common stock, a summary of which is provided below.

Risk Factors:

- We have a limited operating history and there is no assurance that we will achieve our investment objectives.
- We may allocate the net proceeds from this offering to investments with which you may not agree.
- Some of the investment in which we will invest will be acquired by our affiliates who, in their acquisition capacity, may be referred to as an RM Originator in the Offering Circular.
- This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
- Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully sell shares of our common stock on the Realty Mogul Platform, which makes an investment in us more speculative.
- There are conflicts of interest between us, our Manager and its affiliates.
- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss. In addition, we can offer no assurance that our Manager will remain our investment manager.
- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of RM Investor, LLC and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of RM Investor, LLC.

Risk Factors

- Our Sponsor and Manager sponsors and advises RealtyMogul Apartment Growth REIT, Inc., respectively, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
- By purchasing common stock in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.
- This offering is being made pursuant to Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”).
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without the consent of stockholders, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the amount that you might receive for your shares in a market transaction.
- Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading by a specified date. The board of directors may, without stockholder consent unless otherwise required by law, determine that we should engage in a roll-up or other similar transaction where we acquire other entities, including entities affiliated with the board of directors. Similarly, the board of directors may, without stockholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.
- If we fail to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.
- We may be subject to legislative or regulatory changes which may have an adverse impact on our business or our assets (including changes to the laws and regulations governing the taxation of REITS and SEC guidance related to Regulation A promulgated under the Securities Act or the Jumpstart Our Business Startups Act of 2012), including changes affecting the manner in which we offer and sell our securities or operate our business.

Risk Factors

- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

- The compensation arrangements for our Manager, its affiliates and the personnel of our Manager and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company's performance.

Previous Quarterly Reports

If you are looking for previously shared Income REIT Quarterly Reports, you may find them here:

1. **YE 2025 Income REIT Quarterly Report**
2. **Q2 2025 Income REIT Quarterly Report**
3. **Q1 2025 Income REIT Quarterly Report**
4. **Q4 2024 Income REIT Quarterly Report**